UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  __)

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Soliciting Material under Sec. 240.14a-12

READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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READING INTERNATIONAL, INC.
500 Citadel Drive, Suite 300
Commerce, California 90040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 19, 2011

TO THE STOCKHOLDERS:

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Reading International, Inc., a Nevada corporation, will be held at the Montage Beverly Hills Hotel, 225 North Canon Drive, Beverly Hills, California, on Thursday, May 19, 2011, at 11:00 a.m., local time for the following purposes:

1.           To elect eight directors to our Board of Directors to serve until the 2012 Annual Meeting of Stockholders;

2.           To approve an amendment to the Reading International, Inc. 2010 Stock Incentive Plan to increase the number of shares available for issuance under the Plan by 200,000 shares of our Class B voting common stock;

3.           To act on an advisory vote on executive compensation;

4.           To act on an advisory vote on the frequency of future advisory votes on executive compensation; and

5.           To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is enclosed.  Only holders of our class B voting common stock at the close of business on March 28, 2011 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

If you hold shares of our class B voting common stock, you will have received a proxy card enclosed with this notice.  Whether or not you expect to attend the Annual Meeting in person, please complete, sign, and date the enclosed proxy card and return it promptly in the accompanying postage-prepaid envelope to ensure that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

James J. Cotter
Chairman

May 4, 2011

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE TO ENSURE THAT YOUR VOTES ARE COUNTED.

READING INTERNATIONAL, INC.
500 Citadel Drive, Suite 300
Commerce, California 90040

PROXY STATEMENT

Annual Meeting of Stockholders
Thursday, May 19, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Reading International, Inc. (the “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 19, 2011, at 11:00 a.m., local time, at the Montage Beverly Hills Hotel, 225 North Canon Drive, Beverly Hills, California, and at any adjournment or postponement thereof.  This Proxy Statement and form of proxy are first being sent or given to stockholders on or about May 4, 2011.

At our Annual Meeting, you will be asked to (1) elect eight directors to our Board of Directors to serve until the 2012 Annual Meeting of Stockholders, (2) approve an amendment to the Reading 2010 Stock Incentive Plan described herein, (3) act on an advisory vote on executive compensation, (4) act on an advisory vote on the frequency of future advisory votes on executive compensation, and (5) act on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of March 28, 2011, the record date for the Annual Meeting (the “Record Date”), there were outstanding 1,495,490 shares of our class B voting common stock (“Class B Stock”).  James J. Cotter, our Chairman and Chief Executive Officer, owned beneficially, 1,023,888 shares of our Class B Stock on the Record Date, which shares represent a majority of the outstanding voting rights of the Company.  Accordingly, Mr. Cotter has the power, acting alone and regardless of the vote of our other stockholders, to determine the outcome of each of the proposals on the agenda for the Annual Meeting.  Mr. Cotter has advised us that he intends to follow the recommendations of our Board of Directors in casting his votes, and to vote in favor of each of the proposals (and in the case of the period for review of executive compensation, in favor of a three-year review) to be brought before the Annual Meeting.

VOTING AND PROXIES

Am I eligible to vote?

If you owned shares of Class B Stock on the Record Date, you are eligible to vote, and you should have received a proxy card enclosed with this notice.  If you did not receive a proxy card, please contact our Corporate Secretary at (213) 235-2240.

What if I own Class A Nonvoting Common Stock?

Holders of our class A nonvoting common stock (“Class A Stock”) have no voting rights with respect to the matters to be voted on at the Annual Meeting.

How many votes do I have?

You will have one vote with respect to each matter to be considered at the Annual Meeting for each share of Class B Stock that you owned on the Record Date.

How do I vote in person?

You may vote in person by attending the 2011 Annual Meeting.  If you are not the record holder of your shares, please refer to the discussion following the question “What if I am not the record holder of my shares?”

How do I vote by proxy?

To vote by proxy, you should complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

To be able to vote your shares in accordance with your instructions, we must receive your proxy before the Annual Meeting.  We will vote at the Annual Meeting in accordance with the instructions given to us in properly executed proxies.  If you execute and return the enclosed proxy card without marking instructions, we will vote “FOR” each of the proposals described in this Proxy Statement and in favor of having an advisory vote on executive compensation every three years.  Although we do not know of any other matter to be acted upon at the Annual Meeting, the individuals indicated on your proxy card may vote in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting.

If I plan to attend the Annual Meeting, should I still submit a proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy.  Submission of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person.

What if I want to revoke my proxy?

You have the right to revoke your proxy at any time before it is voted on your behalf by:

•
submitting to our Corporate Secretary at our address at 500 Citadel Drive, Suite 300, Commerce, California 90040, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same;

•	submitting a duly executed proxy bearing a later date; or

•	attending the Annual Meeting and voting in person.

What if I am not the record holder of my shares?

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can give a proxy with respect to your shares.  You should receive a proxy card from your bank or broker, which you must return in the envelope provided in order to have your shares voted.

If you do not have record ownership of your shares and want to vote in person at the Annual Meeting, you must obtain a proxy from the record holder of your shares and bring it with you to the Annual Meeting.

Proxy Solicitation and Expenses

In addition to the solicitation by mail, our employees may solicit proxies in person or by telephone, but no additional compensation will be paid to them for such services.  We will bear all costs of soliciting proxies on behalf of our Board of Directors and will reimburse persons holding shares in their own names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding solicitation materials to the beneficial owners.  We estimate that the cost of soliciting proxies will be approximately $15,000.

Quorum and Vote Required

The presence in person or by proxy of the holders of a majority of our outstanding shares of Class B Stock will constitute a quorum at the Annual Meeting.

In the election of directors, the eight nominees receiving the highest number of “FOR” votes will be elected.  Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting.

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees.  If you abstain in the election of directors, it will not impact the election of directors.  In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

With respect to Proposal No. 4, the advisory vote on the frequency of holding future advisory votes on executive compensation, you may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.”  If you abstain from voting on Proposal No. 4, it will not have an effect on the outcome of the vote.

For the other Proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to abstain, it will have the same effect as an “AGAINST” vote.

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.  Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees for Election

Eight directors are to be elected at our Annual Meeting to serve until the annual meeting of stockholders to be held in 2012 or until their successors are elected and qualified.  Unless otherwise instructed, the proxy holders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as directors.  The eight nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present and entitled to vote will be elected directors.  If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors.  We have no reason to believe the nominees named will be unable to serve if elected.

The names of the nominees for director, together with certain information regarding them, are as follows:

Name	Age	Position
James J. Cotter	73	Chairman of the Board and Chief Executive Officer (1)
James J. Cotter, Jr.	41	Vice Chairman of the Board
Eric Barr	64	Director (2)
Margaret Cotter	43	Director
William D. Gould	72	Director (3)
Edward L. Kane	73	Director (2)
Gerard P. Laheney	73	Director (1)(2)(3)
Alfred Villaseñor	80	Director (1)(3)

(1)	Member of the Executive Committee.

(2)	Member of the Audit and Conflicts Committee.

(3)	Member of the Compensation and Stock Options Committee.

James J. Cotter has been a director of the Company since 1991, the Chairman of our Board since 1992, and our Chief Executive Officer since December 27, 2000.  Mr. Cotter also served as our Chief Executive Officer from August 1, 1999 to October 16, 2000, and as a director of our Company from 1986 to 1988.  Mr. Cotter was the largest stockholder of Craig Corporation, our predecessor, until it consolidated with our Company in 2001.  Mr. Cotter is a 50% owner of Sutton Hill Associates, a general partnership engaged in cinema-related activities, primarily with our Company, and the sole voting member of Cotter Enterprises LLC.  Mr. Cotter is the father of Ellen Cotter, James J. Cotter, Jr., and Margaret Cotter.

Mr. Cotter, Sr. is highly qualified to serve on our Board because he has decades of experience as an executive in the film exhibition and real estate industries, as well as experience in diverse ventures and investments.  Mr. Cotter has also served on several boards of public and private companies, primarily engaged in banking and real estate activities.  Furthermore, as a large stockholder of the Company, his interests are generally aligned with those of the other stockholders of the Company, which enhances his value as a director.  In those situations where there may be a conflict of interest, such matters are referred to our Conflicts Committee comprised entirely of independent directors.

James J. Cotter, Jr. has been a director of the Company since March 21, 2002, and was appointed Vice Chairman of the Board in 2007.  He has been Chief Executive Officer of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer, and marketer) since July 2004.  Mr. Cotter, Jr. served as a director to Cecelia Packing Corporation from February 1996 to September 1997 and as a director of Gish Biomedical from September 1999 to March 2002.  He was an attorney in the law firm of Winston & Strawn, specializing in corporate law, from September 1997 to May 2004.  Mr. Cotter, Jr. is the son of James J. Cotter, Sr. and the brother of Margaret Cotter and Ellen Cotter.

Mr. Cotter, Jr. brings to the Board his experience as a corporate attorney.  He also brings more than five years of experience as a corporate executive since leaving the practice of law.  Mr. Cotter, Jr. is qualified to serve on our Board because of his legal background and business management experience.

Eric Barr has been a director of the Company since March 21, 2002.  In June 2001, Mr. Barr retired from his position as audit partner with PricewaterhouseCoopers LLC in Australia, after having been with that firm for 36 years.  For more than the past five years, Mr. Barr has been a director and the chairman of the audit committee of Asia Pacific Exchange Limited, an Australian stock exchange.  He serves as the Chairman of our Audit and Conflicts Committee and as our Lead Independent Director.  Mr. Barr is a director of other privately owned Australian companies and provides professional and management advice in a consulting capacity to various parties not associated with the Company.

A resident of Brighton, Victoria, Australia, Mr. Barr brings to the Board his extensive knowledge of the Australian business community and his decades of experience in public accounting in Australia.  Mr. Barr is qualified to serve on our Board because his background provides the caliber of accounting expertise necessary to guide the Company with respect to financial matters and audit oversight.

Margaret Cotter has been a director of the Company since September 27, 2002.  Ms. Cotter is the owner and President of OBI, LLC, a company that provides live theater management services to our live theaters.  Pursuant to that management arrangement, Ms. Cotter also serves as the President of Liberty Theaters, the subsidiary through which we own our live theaters.  Ms. Cotter is also a theatrical producer who has produced shows in Chicago and New York.  Ms. Cotter is a board member of the League of Off-Broadway Theaters and Producers and is a member of the New York State Bar.  From February 1994 until October 1997, Ms. Cotter was an Assistant District Attorney for King’s County in Brooklyn, New York.  Ms. Cotter graduated from Georgetown University Law Center in 1993.  She is the daughter of Mr. James J. Cotter and the sister of Mr. James J. Cotter, Jr. and Ms. Ellen Cotter.

Ms. Cotter brings to the Board her experience as a live theater producer and theater operator.  She is qualified to serve on our Board because her years of live entertainment experience give her insight into live theater business trends that affect our business in this sector.

William D. Gould has been a director of the Company since October 15, 2004 and has been a member of the law firm of TroyGould PC since 1986.  Previously, he was a partner of the law firm of O’Melveny & Myers.  We have from time to time retained TroyGould PC for legal advice.

As an author and lecturer on the subjects of corporate governance and mergers and acquisitions, Mr. Gould brings to the Board specialized experience as a corporate attorney.  Mr. Gould’s corporate transactional experience and expertise in corporate governance matters ensures that we have the most qualified advisor to guide the Company and provide oversight in such matters.

Edward L. Kane has been a director of the Company since October 15, 2004.  Mr. Kane was also a director of the Company from 1985 to 1991, and served as President from 1987 to 1988.  Mr. Kane currently serves as the Chairman of our Tax Oversight Committee.  Since 1996, Mr. Kane’s principal occupation has been healthcare consultant and advisor.  In that capacity, he has served as President and sole shareholder of High Avenue Consulting, a healthcare consulting firm, and as the head of its successor proprietorship.  At various times during the past three decades, he has been appointed Adjunct Professor of law at two of San Diego’s Law Schools, most recently in 2008 and 2009 at Thomas Jefferson School of Law, and prior thereto at California Western School of Law.

Mr. Kane brings to the Board his many years as a tax attorney and law professor.  Mr. Kane’s tax law experience has served the Company in its recent tax litigation and his expertise and guidance in such complex matters continue to be invaluable to the Company going forward. Mr. Kane also brings his experience as a past President of Craig Corporation and of Reading Company, our predecessors, as well as a former member of the boards of directors of several publicly held corporations.

Gerard P. Laheney has been a director of the Company since September 27, 2002.  Mr. Laheney has been President of Aegis Investment Management Company, an investment advisory firm specializing in global investment portfolio management, since August 1993.  Mr. Laheney was a Vice President of Dean Witter Reynolds from April 1990 to December 1993.  Mr. Laheney currently serves as an independent director of Enservco Corporation, a public company based in Colorado Springs, Colorado.  Enservco, through its various subsidiaries, provides well-site services to the onshore oil and gas industry in the United States.

Mr. Laheney brings to the Board his experience in investment advice and foreign currency trends.  His presence on our Board provides insight into currency values and international markets that influence our businesses in Australia and New Zealand.

Alfred Villaseñor has been a director of the Company since 1987.  Mr. Villaseñor serves as the Chairman of our Compensation and Stock Option Committee.  He also served from 1987 to 1994 as a director for Fidelity Federal Bank.  Mr. Villaseñor is the President and owner of Unisure Insurance Services, Incorporated, an insurance agency that has specialized in life, business and group health insurance for over 40 years.  Mr. Villaseñor was a director of the John Gogian Family Foundation, a charitable foundation devoted to developmentally disabled, abused, or neglected youth, and currently serves as a member of their scholarship committee.  Mr. Villaseñor is a past president and is currently a director of Richstone Family Centers, a non-profit organization helping abused children.

Mr. Villaseñor brings to the Board his decades of experience in the insurance industry.  Mr. Villaseñor is qualified to serve on our Board because his many years in the insurance field contribute to the Company a seasoned perspective in matters of risk oversight.

Attendance at Board and Committee Meetings

During the year ended December 31, 2010, our Board of Directors met six times.  Each director attended at least 75% of the number of meetings by our Board of Directors, and by all committees on which he or she served, held during the period such individual served.  The Audit and Conflicts Committee held six meetings in 2010.  The Compensation and Stock Options Committee held four meetings during 2010.  We do not have a standing nominating committee.  Our Board committees are discussed in greater detail under the caption “Board Committees and Corporate Governance,” below.

Code of Ethics

We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller and Company employees, which is available on our website at www.readingrdi.com.

Indemnity Agreements

We currently have indemnity agreements in place with each of our current directors and senior officers, as well as certain of the directors and senior officers of our subsidiaries.  Under these agreements, we have agreed, subject to certain exceptions, to indemnify each of these individuals against all expenses, liabilities and losses incurred in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil or criminal, administrative or investigative, to which such individual is a party or is threatened to be made a party, in any manner, based upon, arising from, relating to or by reason of the fact that such individual is, was, shall be or has been a director, officer employee, agent or fiduciary of the Company.

Compensation of Directors

During 2010, all of our directors except Mr. Cotter, Sr. and Ms. Margaret Cotter received an annual fee of $35,000 for their services, including attendance at meetings of the Board and Board committees.  Mr. James J. Cotter, Jr. receives $100,000 in addition to his $35,000 director’s fee to serve as the Vice Chairman of the Board.  The Chairman of our Audit and Conflicts Committee receives an additional $7,000 of compensation for his services.  The Chairman of our Compensation and Stock Options Committee receives an additional $5,000 for his services as such.  Mr. Kane, the Chairman of our Tax Oversight Committee, received an additional $40,000 in 2010.

In addition, upon joining the Board, non-employee directors receive immediately vested options to purchase 20,000 shares of our Class A Stock at an exercise price equal to the market price of the stock at the date of grant.  Thereafter, our directors are from time to time granted additional stock options as a part of their continuing compensation for their ongoing participation on our Board of Directors.  These awards are based upon the recommendations of our Chairman and principal shareholder, Mr. Cotter, which recommendations are reviewed and acted upon by our entire Board of Directors, rather than just the Compensation Committee.  Typically, in such cases, each sitting director (other than Mr. Cotter, who does not participate in such awards) is awarded the same number of options, and all options are granted on the same terms.  Historically, we granted each of our directors options in 2007 to acquire 10,000 shares at the then market price of such shares and in 2010 to acquire 12,500 shares, again at the then market price of such shares.

Since 2007, we have granted our officers and directors replacement options where their options would otherwise expire with exercise prices that were out of the money at the time of such expiration.   Such awards have in each case been recommended by Mr. Cotter to our Compensation Committee for the committee’s consideration.  In 2010, our Compensation Committee granted replacement options to Margaret Cotter on September 15, 2010 to purchase 17,550 shares of Class B Stock at $8.32 per share and 17,550 shares of Class B Stock at $8.62 per share, the market price for such shares having been $7.40 per share on such date.  During 2010, our Compensation Committee also granted ten (10) year replacement options to Mr. Andrzej Matyczynski to purchase 35,100 shares of Class A Stock at $5.13 per share.

Director Compensation Table

The following table summarizes the director compensation for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
James J. Cotter (2)	$--	$--	$--
Eric Barr	$42,000	$17,000	$59,000
James J. Cotter, Jr.	$135,000	$17,000	$152,000
Margaret Cotter (3)	$--	$129,000	$129,000
William D. Gould	$35,000	$17,000	$52,000
Edward L. Kane	$75,000	$17,000	$92,000
Gerard P. Laheney	$35,000	$17,000	$52,000
Alfred Villaseñor	$40,000	$17,000	$57,000

(1)
On July 6, 2010, each director except for Mr. Cotter, Sr. was granted 5-year options to purchase 12,500 shares of our Class A Stock at $3.87 per share.  Values in this column are calculated using the Black –Scholes option pricing model.

(2)	Mr. Cotter receives compensation only as an executive officer of the Company and not in his capacity as a director.

(3)
Margaret Cotter receives no director’s fee, but receives a combination of fixed and incentive management fees under the OBI Management Agreement described under the caption “CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS - OBI Management Agreement,” below.  In addition to the 12,500 options granted to each director on July 6, 2010, Margaret Cotter was granted 10-year options to purchase 35,100 shares of Class B Stock on September 15, 2010, 17,550 shares at $8.32 per share and 17,550 shares at $8.61 per share, to replace similarly priced options which were under water on the date of expiration.  Accordingly, the dollar amounts reflected in this table are exclusively the result of a Black-Scholes option pricing valuation of the options issued to Ms. Cotter in 2010.  The grant of the options covering the purchase of shares of Class B Stock is effectively subject to the approval of the proposed amendment to our 2010 Stock Incentive Plan as our current plan does not provide for the issuance of options to purchase shares of that class of stock.

Board Committees and Corporate Governance

Our Board of Directors has standing Executive, Audit and Conflicts, and Compensation and Stock Options Committees.  These committees are discussed in greater detail below.  Our Board of Directors does not have a nominating committee.  Typically, nominations are suggested to our Board of Directors by our Chairman and Chief Executive Officer and controlling stockholder, Mr. Cotter.

Because Mr. Cotter owns a majority of our Class B Stock, our Board of Directors has determined that our Company satisfies the criteria for a “Controlled Company” under section 5615(c)(1) of the listing rules of The NASDAQ Capital Stock Market (the “NASDAQ Rules”).  After reviewing the benefits and detriments of taking advantage of the exceptions to the corporate governance rules set forth in section 5605 of the NASDAQ Rules, our Board of Directors in 2009 unanimously determined to take advantage of all of the exceptions from the NASDAQ Rules afforded to us as a Controlled Company.

Among the exceptions afforded to Controlled Companies is an exception from the requirement that we have an independent nominating committee or independent nominating process.  It was noted by our directors that the use of an independent nominating committee or independent nominating process would be of limited utility, since any nominee would need to be acceptable to Mr. Cotter as our controlling stockholder Mr. Cotter, as the holder of a majority of the voting power of our Company, is able to unilaterally elect candidates to our Board of Directors at our annual meeting or any other meeting where our directors are to be elected.  Historically, Mr. Cotter has identified and selected nominees to our Board of Directors in consultation with our other incumbent directors.

Our Board of Directors does not have a formal policy with respect to the consideration of director candidates recommended by our stockholders.  No stockholder has, in more than the past ten years, made any proposal or recommendation to the Board as to potential nominees, nor has Mr. Cotter ever proposed, in the time he has been our principal or controlling stockholder, any nominee that our remaining directors have found to be unacceptable.  Furthermore, except for the notice requirement described in the succeeding paragraph below, neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board of Directors directly by our stockholders.  In light of the facts that (i) we are a Controlled Company under the NASDAQ Rules and exempted from the requirements for an independent nominating process and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of director candidates by our stockholders, our Board of Directors believes there is no need for a formal policy with respect to director nominations.

Our Board of Directors will consider nominations from our stockholders, provided written notice is delivered to our Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of our stockholders at which directors are elected, or such earlier date as may be reasonable in the event that our annual stockholders meeting is moved forward.  Such written notice must set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our common stock that are beneficially owned by such nominee, and such other information required by the proxy rules of the SEC with respect to a nominee of our Board of Directors.

Alternatively, under our governing documents and applicable Nevada Law, nominations may be made directly by stockholders from the floor of any meeting at which directors are to be elected.  See also, the material set forth below under the caption “Stockholder Proposals and Director Nominations,” below.

Our directors have not adopted any formal criteria with respect to the qualifications required to be a director or the particular skills that should be represented on our Board of Directors, other than the need to have at least one director and member of our Audit and Compensation Committee who qualifies as an “audit committee financial expert,” and has not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees.  We have no policy of considering diversity in identifying director nominees.

All of the current nominees are long-standing incumbent directors who originally were recommended by Mr. Cotter.  No other recommendations were received by us with respect to possible nominees to our Board of Director.

The same person, Mr. Cotter, Sr., serves as both our principal executive officer and as the chairman of the Board of Directors.  We believe this leadership structure is appropriate, because it is more efficient than having these roles divided, and because the first-hand knowledge of our business operations that our Chairman possesses as Chief Executive Officer better serves our entire Board in their decision making.  Director Eric Barr serves as our Lead Independent Director.  As Lead Independent Director, Mr. Barr serves as a liaison between our Chairman and our independent directors.  Our Board of Directors oversees risk by remaining well informed through regular meetings at which management directly apprises our directors of current and upcoming matters concerning risk.  Our Chairman’s involvement in our day-to-day business as our principal executive officer increases the instances of special meetings of our directors, affording them increased opportunities to scrutinize matters requiring specific oversight.  The risk oversight function of our Board of Directors is further enhanced by the independence of our independent directors, who exclusively serve on our Audit and Conflicts Committee.

We encourage, but do not require, our Board members to attend our annual meeting of stockholders.  All of our incumbent directors attended last year’s annual meeting.

Executive Committee

We have a standing Executive Committee comprised of Messrs. Cotter, Laheney and Villaseñor that is authorized, to the fullest extent permitted by Nevada law, to take action on matters between meetings of the full Board of Directors.  In recent years, this Committee has not been used, and with the exception of matters delegated to the Audit and Conflicts Committee or the Compensation and Stock Options Committee, all matters requiring Board approval have been considered by the entire Board of Directors.

Audit and Conflicts Committee

Our Board of Directors maintains a standing Audit and Conflicts Committee, which we refer to as the Audit Committee.  The Audit Committee operates under a Charter adopted by the Board of Directors, which is available on our website at www.readingrdi.com.  Our Board of Directors has determined that the Audit Committee is comprised entirely of independent directors, (as defined in section 5605(a)(2) of the NASDAQ Rules), and that Mr. Barr, the Chairman of our Audit Committee, is qualified as an Audit Committee Financial Expert.  With respect to our fiscal year ended December 31, 2010, our Audit and Conflicts Committee was comprised of Messrs. Barr, Kane and Laheney.

Audit Committee Report
The following is the report of the Audit Committee of our Board of Directors with respect to our audited financial statements for the fiscal year ended December 31, 2010.
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions.  The Audit Committee operates under a written Charter adopted by our Board of Directors.  The Charter is reviewed periodically and subject to change, as appropriate.  The Audit Committee Charter describes in greater detail the full responsibilities of the Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Deloitte & Touche, LLP, our independent auditors.  Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte & Touche, LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee also has discussed with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”  In addition, Deloitte & Touche, LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Deloitte & Touche, LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Deloitte & Touche, LLP referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2010, for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee.
Eric Barr, Chairman Edward L. Kane Gerard P. Laheney

Compensation and Stock Options Committee

Our Board of Directors has a standing Compensation and Stock Options Committee, which we refer to as our Compensation Committee, comprised of two or more of our independent directors.  The current Compensation Committee members are Alfred Villaseñor, William D. Gould, and Gerard P. Laheney.  Mr. Villaseñor serves as Chairman of the Compensation Committee.

The Compensation Committee evaluates and makes recommendations to the full Board of Directors regarding the compensation of our Chief Executive Officer, James J. Cotter, and that of any Cotter family members and generally oversees our executive compensation programs.  The Compensation Committee Report is shown below under the heading, “Compensation Committee Report.”

Vote Required

The eight nominees receiving the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors.  Mr. Cotter has advised us that he intends to vote his shares of Class B Stock in favor of each of our nominees.  Since Mr. Cotter owned a majority of the outstanding shares of Class B Stock on the Record Date, if he votes all of his shares as he has advised, then the nominees will be elected regardless of the vote of our other stockholders.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Mr. Cotter has advised that he intends to vote his approximately 70% of our outstanding Class B Stock in favor of the nominees recommended by the Board of Directors.  If he does so, then each of such nominees will be elected to serve another term.

PROPOSAL 2:  APPROVAL OF AMENDMENT TO THE READING 2010 STOCK INCENTIVE PLAN

On March 11, 2010, our Board of Directors adopted the Reading International, Inc. 2010 Stock Incentive Plan, which we refer to as the 2010 Plan.  Our stockholders approved the adoption of the 2010 Plan at our annual meeting held on May 13, 2010.

On August 19, 2010, our Board of Directors approved, subject to approval of our stockholders, an amendment to the 2010 Plan (the “Amendment”) to increase the number of shares that may be issued under the 2010 Plan to add 200,000 shares of our Class B Stock.  The 2010 Plan does not currently provide for the issuance of Class B Stock.  If our stockholders approve this proposal, we may make awards under the 2010 Plan, as amended by the Amendment, as described below.

The 2010 Plan as originally adopted authorized the issuance of up to 1,250,000 shares of our Class A Stock only.  As of the date of this Proxy Statement, there are 952,575 shares of our Class A Stock available for issuance in connection with future awards granted under the 2010 Plan.  Our Board of Directors believes it is appropriate to increase the number of available shares by 200,000 shares of Class B Stock to add the flexibility to issue shares of Class B Stock, as well as shares of Class A Stock, to eligible participants in the 2010 Plan, including our current and future executive officers, directors and employees, as determined by our Board of Directors.

A summary of the 2010 Plan, along with a copy of the 2010 Plan with highlighted changes to be effected by the proposed Amendment, are included as Appendix A to this Proxy Statement.

New Equity Plan Benefits

We have made the following grants under the 2010 Plan of shares of Class B Stock that would be made available by the proposed Amendment, if such Amendment is approved by our Stockholders:

Grantee	Grant Date	Number of Class B Shares	Exercise Price Per Share
Margaret Cotter	9/15/2010	17,550	$8.32
Margaret Cotter	9/15/2010	17,550	$8.61

Except for the above grants to Margaret Cotter, we have made no grants under the 2010 Plan covering any of the shares of Class B Stock that would be made available by the proposed Amendment.  The amount and timing of awards under the Plan are determined in the sole discretion of the Board (or Board committee).  The future awards that will be received under the 2010 Plan by executive officers, other employees, directors and other persons are discretionary and therefore not determinable at this time.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2010 READING STOCK INCENTIVE PLAN

Mr. Cotter has advised that he intends to vote his approximately 70% of the outstanding Class B Stock in favor of the Amendment, and if he does, the Amendment will be approved.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) mandates that our stockholders vote whether to approve, on an advisory or non-binding basis, the compensation of our “named executive officers” as disclosed in this proxy statement.  Currently, our named executive officers are Messrs. James J. Cotter, Andrzej Matyczynski, John Hunter, Robert F. Smerling, and Wayne D. Smith.  A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

This vote is advisory in nature and therefore not binding on us, our Compensation

Committee, or our Board of Directors.  Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of these executive officers and our general compensation policies and practices.

Vote Required

The affirmative vote of a majority of the shares of our Class B Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for advisory approval of this proposal.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

Mr. Cotter has indicated that he intends to vote his approximately 70% of the outstanding shares of our Class B Stock in accordance with the Board of Directors’ recommendation and “for” such approval, and if he does, Proposal 3 will be approved.

PROPOSAL 4:  ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also mandates that our stockholders vote again on an advisory or non-binding basis, on how frequently they would like to cast the advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that future advisory votes on named executive officer compensation take place once every year, every two years or every three years.

After considering these three alternatives, our Board believes that conducting advisory vote on executive compensation every three years is appropriate for us and our stockholders at this time.

Vote Required

The affirmative vote of a majority of the shares of our Class B Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for advisory approval of this proposal.  This vote is advisory and not binding, however, and our Board may decide that of the alternatives offered by Dodd-Frank, it is in the best interests of us and our stockholders to hold an advisory vote more or less frequently than the alternative that is approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE EVERY THREE YEARS FOR THE APPROVAL OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Mr. Cotter has indicated that he will vote his approximately 70% of our outstanding Class B Stock in favor of the Board of Directors’ recommendation for a compensation vote every three years, and if he does, our executive compensation advisory vote frequency will be set for every three years.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on the Record Date by:

•	each of our incumbent directors and director nominees;

•	each of our named executive officers set forth in the Summary Compensation Table of this Proxy Statement;

•	each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and

•	all of our incumbent directors and executive officers as a group.

Except as noted, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock			Class B Stock
Name and Address of	Number of		Percentage	Number of	Percentage
Beneficial Owner	Shares		of Stock	Shares	of Stock

James J. Cotter (2)	3,856,422		18.0%	1,123,888	70.4%
Eric Barr	30,000	(3)	*	--	--
James J. Cotter, Jr.	262,149	(4)	1.2%	--	--
Margaret Cotter	266,787	(4)	1.2%	--	--
William D. Gould	67,340	(5)	*	--	--
Edward L. Kane	37,500	(5)	*	100	*
Gerard P. Laheney	30,000	(3)	*	--	--
Alfred Villaseñor	16,800	(6)	*	--	--
John Hunter	5,154		*	--	--
Andrzej Matyczynski	55,000	(7)	*	--	--
Robert F. Smerling	43,750	(3)	*	--	--
Wayne D. Smith	16,666	(3)	*	--	--
Mark Cuban (8) 5424 Deloache Avenue Dallas, Texas 75220	287,000		1.3%	207,611	13.9%
PICO Holdings, Inc. and PICO Deferred Holdings, LLC (9) 875 Prospect Street, Suite 301 La Jolla, California 92037	N/A		N/A	97,500	6.52%
All Directors and Executive Officers as a Group (13 persons)(10)	4,995,887		22.9%	1,173,988	71.3%

(1)
Percentage ownership is determined based on 21,483,648 shares of Class A Stock and 1,495,490 shares of Class B Stock outstanding on the Record Date.  Beneficial ownership is determined in accordance with SEC rules.  Shares subject to options that are presently exercisable, or exercisable within 60 days of the Record Date, which are indicated by footnote, are deemed to be beneficially owned by the person holding the options and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.  An asterisk (*) denotes beneficial ownership of less than 1%.

(2)
Mr. Cotter’s address is c/o the Company, 500 Citadel Drive, Suite 300, Commerce, California 90040.  The Class B Stock shown includes 100,000 shares subject to stock options and 1,023,888 shares owned by the James J. Cotter Living Trust, of which Mr. Cotter is the sole trustee.  The shares of Class A Stock shown include 2,410,952 shares owned by the James J. Cotter Living Trust, 29,730 shares held in Mr. Cotter’s profit sharing plan, 1,000,000 shares held by Cotter Enterprises, LLC, of which Mr. Cotter is the sole voting member, 289,390 shares held by a trust for Mr. Cotter’s grandchildren, of which Mr. Cotter is the trustee, and 126,350 held by the James J. Cotter Foundation, of which Mr. Cotter is the trustee.  Mr. Cotter has no pecuniary interest in the shares held by his grandchildren’s trust or the James J. Cotter Foundation.  Mr. Cotter’s pecuniary interest in the shares held by Cotter Enterprises, LLC is limited to 10,000 of the shares held by Cotter Enterprises, LLC, representing his 1% interest in that entity.  The Cotter 2005 Children’s Trust U/D/T dated December 31, 2005 (the “Cotter Children’s Trust”) holds a 99% non-voting interest in Cotter Enterprises, LLC.

(3)	All of the shares shown are subject to stock options.

(4)	Excludes pecuniary interest as beneficiary of the Cotter Children’s Trust in 330,000 shares owned by Cotter Enterprises, LLC. Includes 30,000 shares subject to stock options.

(5)	Includes 30,000 shares subject to stock options.

(6)	Includes 10,000 shares subject to stock options.

(7)	Includes 35,000 shares subject to stock options.

(8)	Based on Form 4 filed on February 17, 2011 and Form 5 filed on February 14, 2011.

(9)	Based on Schedule 13-G filed on February 15, 2011.

(10)	The Class A Stock shown includes 360,416 shares subject to stock options and the Class B Stock shown includes 150,000 shares subject to stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of either class of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  The SEC rules also require such reporting persons to furnish us with a copy of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms we have received and on written representations from certain reporting persons, during 2010, the following Section 16(a) filings were filed late:

Filer	Date of Transaction	Shares Acquired (A) / Disposed (D)	Class of Stock	Form	Date Filed
James J. Cotter	12/31/2009	143,462 (A)	A	5	2/18/2010
Margaret Cotter	9/15/2010	35,100 (A)	B options	4	9/20/2010
James J. Cotter	12/22/2006	4,000 (D)(1)	A	5	2/14/2011
James J. Cotter	6/10/2008	4,000 (D)(1)	A	5	2/14/2011
James J. Cotter	12/31/2010	174,825 (A)	A	5	2/14/2011

(1)	Gift to a charity.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers other than Mr. Cotter, whose information is set forth above under “Proposal 1: Election of Directors – Nominees for Election.”

Name	Age	Title
Ellen M. Cotter	45	Chief Operating Officer – Domestic Cinemas
John Hunter	52	Chief Operating Officer
Andrzej Matyczynski	58	Chief Financial Officer and Treasurer
Wayne D. Smith	53	Managing Director – Australia and New Zealand Cinemas
Robert F. Smerling	76	President - Domestic Cinemas

Ellen Cotter joined us in March 1998 and is the Chief Operating Officer of our domestic cinema operations.  Ms. Cotter is also Chief Executive Officer of our subsidiary, Consolidated Entertainment, Inc.  Ms. Cotter is a graduate of Smith College and holds a Juris Doctorate from Georgetown Law School.  Prior to joining us, Ms. Cotter spent four years in private practice as a corporate attorney with the law firm of White & Case in Manhattan.  Ms. Cotter is the daughter of James J. Cotter and the sister of James J. Cotter, Jr. and Margaret Cotter, each of whom are directors of our Company.

John Hunter joined our Company in February 2007 as our Chief Operating Officer.  He is also President of all of our Australia and New Zealand based subsidiaries.  Mr. Hunter has spent fifteen years in senior management positions in cinema operations and real estate development.  He has worked with Landmark Theatres, Loews Theatres, and Pacific Theatres.  Immediately prior to joining the Company, he was the Chief Operating Officer and Chief Financial Officer for Hollywood Theatres.

Andrzej Matyczynski has served as our Chief Financial Officer and Treasurer of our Company and Craig Corporation and the Chief Administrative Officer of Reading Holdings, Inc. (formerly Reading Entertainment, Inc.), our predecessors, since November 18, 1999.  Mr. Matyczynski has a Masters of Business Administration from the University of Southern California.

Wayne D. Smith joined the Company in April 2004 after 23 years with Hoyts Cinemas.  During his time with Hoyts, he was a key driver, as Head of Property, in growing the company’s Australian and New Zealand operations via a AUD$250 million expansion to more than 50 sites and 400 screens.  While at Hoyts, his career included heading up the group’s car parking company, cinema operations, representing Hoyts as a director on various joint venture interests, and coordinating many asset acquisitions and disposals the company made.

Robert F. Smerling has served as President of Citadel Cinemas, Inc. since September 1, 2000 following our acquisition of our City Cinemas circuit.  Mr. Smerling also served as the President and a director of one of our predecessors, Reading Holdings, Inc.  Mr. Smerling has been in the cinema industry for 56 years, and immediately before joining the Company, he served as the President of Loews Theatres Management Corporation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role and Authority of the Compensation Committee

The Board of Directors of our Company has established a standing Compensation and Stock Options Committee, which we refer to in this section as the Compensation Committee or the Committee, consisting of two or more of our non-employee directors.  As a Controlled Company within the meaning of the NASDAQ Rules, we are exempt from the NASDAQ Rules regarding the determination of executive compensation.  The Compensation Committee has no formal charter, and acts pursuant to the general authority delegated to the Committee by our Board of Directors at the time it established the Compensation Committee and any specific authority delegated by our Board from time to time.

Generally speaking, the Compensation Committee has advisory authority only with respect to the compensation of our Chief Executive Officer and other named executive officers.  The final authority to make compensation decisions rests with our Board of Directors.

Throughout this proxy section, the individuals named in the “Summary Compensation Table,” below, are referred to as the “named executive officers.”

Compensation Objectives and Policies

The principal objectives of our executive compensation program are to:

•	attract and retain talented executives;

•	reward executives appropriately for their individual efforts and job performance; and

•	afford executives appropriate incentives to achieve the short-term and long-term business objectives established by management and our Board of Directors.

Our general policies for achieving these objectives are that the total compensation paid to our named executive officers should be:

•	fair to us and to the named executive officers;

•	reasonable in nature and amount; and

•	competitive with market compensation rates.

With certain exceptions, our Company’s compensation policies are not related specifically to our Company’s performance, which is just one of the factors considered by us and our Compensation Committee in establishing base salaries and awarding discretionary compensation.  We have no program, practice or plan to grant stock-based compensation to our named executive officers, including new executive officers, in coordination with the release of material nonpublic information.  We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock-based compensation to our named executive officers, and we have no plan to do so.

Except as described below with respect to Mr. Cotter’s compensation compared to the compensation of chief executive officers at a peer group of companies, the Compensation Committee does not attempt to establish or measure executive compensation against any benchmarks.

We have not had occasion to restate our Company’s historical financial statements, and we have not established any policy regarding the adjustment or recovery of compensation payments or awards if any performance measures upon which such payments or awards are based are subsequently restated or adjusted.

Generally speaking, we have not taken into consideration any amounts realized by our named executive officers from prior stock option or stock awards in determining whether to grant new stock options or stock awards or, in the cases of Mr. Cotter and Mr. Hunter, the establishment of Mr. Cotter’s Supplemental Executive Retirement Plan and Mr. Hunter’s unfunded pension benefit, described below.

We also have not relied upon wealth accumulation analyses, or “tally sheets,” or internal pay equity analyses in making executive compensation decisions.

The compensation of Mr. Cotter and our other named executive officers usually is determined within the first or second quarters of the year in question and any changes in compensation are made retroactive to the beginning of the year.  Bonus criteria also are usually determined within the same period.

These policies remained in place throughout 2010, and we expect to continue to follow them for the foreseeable future.

Role of Compensation Consultant

In 2004, our Company retained Towers Watson, formerly Towers Perrin, executive compensation consultants, to perform an analysis of our Chief Executive Officer’s compensation compared to a peer group of companies.  In consultation with our management, including Mr. Cotter, our Chairman and Chief Executive Officer, Towers Watson identified a peer group of companies in the real estate investment trust and cinema exhibition industries, the two principal lines of business of our Company.  Based upon Towers Watson’s review, the Compensation Committee determined that Mr. Cotter’s total direct compensation, consisting of base salary, most recent cash bonus paid, and annualized expected value of long-term incentive compensation such as restricted stock grants, should fall within the 66th percentile among the peer group.

The Compensation Committee has periodically requested updated assessments from Towers Watson for the purpose of benchmarking Mr. Cotter’s compensation, including an assessment provided by Towers Watson in April 2009.

At the request of management of the Company, in May 2010, Towers Watson presented the Company with an updated written assessment of Mr. Cotter’s total direct compensation compared to a peer group of seventeen companies in a primary peer group and an exhibition peer group.  The primary peer companies comprise eleven companies utilized in the 2009 Tower Watson survey selected by Towers Watson based on market value, industry, and business description.  The exhibition peer companies comprise six companies, including three companies utilized in the 2009 Tower Watson survey identified by our management, including Mr. Cotter.  Three companies utilized in the 2009 survey (Orleans Homebuilders and Tarragon Corp., which filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, and Bresler & Reiner Inc. for lack of available public information) were excluded from the peer group.  Three new companies -- (Cinemark Holdings, Inc. (exhibition) and Entertainment Properties Trust and Realty Income Corp. (real estate) -- identified by management of the Company were added to the peer group in the 2010 survey.

The following is a list of the peer companies used in the 2010 survey:

Acadia Realty Trust	LTC Properties Inc
Agree Realty Corp.	The Marcus Corporation
AMC Entertainment Inc.	Monmouth Real Estate Investment Corp
Associated Estates Realty Corp.	Omega Healthcare Investors Inc.
Bluegreen Corp.	Ramco-Gershenson Properties Trust
Carmike Cinemas Inc	Realty Income Corp.
Cinemark Holdings Inc.	Regal Entertainment Group
Entertainment Properties Trust	Urstadt Biddle Properties Inc.
IMAX Corporation

Towers Watson determined predicted pay levels of the peer group for 2010 using regression analysis to adjust pay data based on estimated annual revenues of $217 million, which was the amount of revenues of our Company for the fiscal year ended December 31, 2009.  Towers Watson considers pay levels to be competitive if they are within 15% (plus or minus) of the levels among the peer companies.  According to Towers Watson’s assessment, Mr. Cotter’s total direct compensation was below the competitive range of the 66th percentile among the peer companies and was nearer to the 50th percentile.  According to Towers Watson’s assessment, the supplemental retirement benefits we provide Mr. Cotter are atypical among the peer companies surveyed.

Representatives of Towers Watson met in person, with Mr. Cotter and Mr. Matyczynski to discuss Towers Watson’s May 2010 written assessment.  The written assessment was subsequently presented to our Compensation Committee, which did not meet with Towers Watson representatives or discuss with them their assessment. The Company paid Towers Watson a fee of $13,000 for its services in preparing the written assessment.  In April 2010, based in part on Towers Watson’s assessment, the Compensation Committee recommended, and our Board subsequently approved in May 2010, maintaining Mr. Cotter’s annual base salary at $500,000 and his target cash bonus at $500,000 for 2010 and setting his target stock bonus for 2010 at $750,000.

Role of Executive Officers in Compensation Decisions

The Compensation Committee recommends to our full Board of Directors for its determination all compensation decisions relating to Mr. Cotter, as well as Mr. Cotter’s family members who serve as officers or directors of our Company.  Decisions regarding the compensation of our other named executive officers are made by Mr. Cotter in consultation with our Compensation Committee.  Mr. Cotter also recommends to our Board of Directors for its determination the compensation of non-employee directors.  Annual director fees are reviewed from time to time and adjusted periodically based primarily on market considerations.  We also review and adjust periodically the fees we pay to directors for any special services provided by them.

The Compensation Committee and Mr. Cotter review at least annually the performance of each named executive officer (other than Mr. Cotter, whose performance may be reviewed less frequently and only by the Compensation Committee).  Mr. Cotter, personally, assesses the performance of our named executive officers and their base salaries, cash bonuses, and any stock-based compensation, which is based largely on subjective factors.  Mr. Cotter then presents to the Committee his conclusions and recommendations, including with respect to salary adjustments and annual discretionary cash bonuses and other awards.  The Compensation Committee may suggest its own modifications to Mr. Cotter’s proposals, and Mr. Cotter’s conclusions regarding the compensation of our other named executive officers are subject to the final oversight authority of our Board of Directors.

Mr. Cotter sometimes attends the Compensation Committee meetings, and did so once in 2010.  Andrzej Matyczynski, our Chief Financial Officer, attends some Compensation Committee meetings and did so twice in 2010.  The Compensation Committee occasionally meets in executive session without the presence or participation of any members of management.  The Committee met in executive session once in 2010.

Before recommending any changes to Mr. Cotter’s compensation or that of his family members who serve as officers or directors, the Compensation Committee typically discusses the proposed changes with Mr. Cotter.

Setting Executive Compensation

John Hunter, our Chief Operating Officer, and Mr. Matyczynski have written employment agreements with our Company that provide for a specified annual base salary and other compensation to them.  Each of the other named executive officers other than Mr. Cotter receives a base annual salary that was originally established by negotiation between our Company and the executive when he or she joined our Company.  These base salaries may be adjusted periodically, based primarily upon the recommendations of the Compensation Committee, Mr. Cotter, and other senior management, and upon other factors, including market and competitive factors.

The Compensation Committee is not authorized generally to retain its own independent advisors to assist in carrying out its responsibilities.  The Compensation Committee generally has relied upon outside compensation consultants retained by our Company as discussed above.

We have no pre-established policy or target for allocating total executive compensation between base and discretionary or incentive compensation, or between cash and stock-based incentive compensation.  Historically, including in 2010, a majority of total compensation to our named executive officers was in the form of annual base salaries and discretionary cash bonuses.

2010 Executive Compensation Components

For 2010, the principal components of compensation for our named executive officers were:

•	annual base salary;

•	annual cash bonuses; and

•	annual stock awards.

Base Salary

We provide our named executive officers with base salaries to compensate them for services rendered during the fiscal year in the ordinary course of performing their job responsibilities.  We determine base salaries for named executive officers primarily based on:

•	the negotiated terms of each executive’s employment agreement or original terms of employment;

•	the individual’s position and level of responsibility with our Company;

•	periodic review of the executive’s compensation, both individually and relative to other named executive officers; and

•	a subjective evaluation of individual job performance of the executive.

Salary levels are typically considered periodically, as part of our performance review process, as well as upon any change in job responsibility.  Merit-based increases or other changes to salaries also are determined at that time, based on the Compensation Committee’s discussions with Mr. Cotter in the case of his salary, or based on Mr. Cotter’s own assessment in the cases of our other officers.

The Compensation Committee approved an annual base salary for Mr. Cotter of $500,000 for 2010.  The base salaries of the remaining named executive officers remained unchanged from 2009 to 2010.

Cash Bonuses

We supplement the base salaries of Mr. Cotter and our other named executive officers with periodic cash bonuses in recognition of individual performance and predicated on, among other things, the overall financial performance of our Company.  Unless and until any specified bonus criteria are established, the bonuses are entirely discretionary on the part of any company.  These bonuses are made in recognition of individual contributions, and are determined based upon such factors as the level of the executive’s responsibilities, the efficiency and effectiveness with which he or she oversees the matters under his or her supervision, and the degree to which the officer has contributed to the accomplishment of major tasks that advance the Company’s goals.  Except in Mr. Cotter’s case, we generally assign no particular weighting to individual performance versus the achievement of the Company’s objectives.  The Compensation Committee, in its discretion, may waive or modify bonus criteria.  Due to the discretionary nature of the bonuses, generally, and the uncertainty that any established bonus criteria will actually be achieved, we deem these bonuses as earned compensation once they are approved for payment by management or, in the case of Mr. Cotter, by our Compensation Committee.

In establishing annual bonus criteria, the Compensation Committee considers whether the criteria could possibly result in an incentive for any executives to take unwarranted risks in our Company’s business and generally seeks to avoid creating any such incentives.

The Compensation Committee set Mr. Cotter’s maximum cash bonus for 2010 at $500,000 and established thirteen specific cash bonus criteria, which, if accomplished, would entitle Mr. Cotter to a specific cash bonus amount of from $50,000 to $100,000, depending on the particular criterion, up to a maximum of $500,000.  The criteria included (1) renegotiation and extension of our Australian financing facility, (2) increase or maintain Australian cinema cash flow, (3) increase or maintain New Zealand cinema cash flow, (4) acquire at least four new cinemas in the United States that are accretive to cash flow and deleveraging to our assets, (5) rezone a portion of the Burwood property in Australia, (6) enter into a lease with a tenant in Wellington, New Zealand at a specified rental stream per annum, (7) enter into a lease with a tenant at a property in San Diego at a specified rental stream per annum, (8) consolidate geographic administrative functions, (9) increase the value of the Class A Stock by 25%, (10) open a new cinema in North Sydney, (11) increase or maintain Australian EBITDA, (12) increase or maintain New Zealand EBITDA, and (13) enter into a contract to sell the residential portion of the Burwood property for a minimum price.  Based on these criteria, the Committee recommended, and our Board approved, a cash bonus to Mr. Cotter of $300,000 for 2010.

For 2010, we also awarded bonuses of $45,000 to Mr. Smith, $25,000 to Mr. Smerling, $50,000 to Mr. Hunter, and $50,000 to Mr. Matyczynski.  Except as provided in any employment agreement with our named executive officers, additional compensation in excess of base salary, whether in the form of cash bonuses or stock-based awards, is awarded entirely on a discretionary basis.

Stock-Based Awards

Historically, we have relied upon periodic awards of stock-based compensation to link our executives’ long-term compensation to appreciation in stockholder value over time.  Initial stock-based awards are made at the time of hire of named executive officers.  We may award restricted stock in lieu of stock options where appropriate, because of the relative advantages to the recipient of restricted stock as compared to stock options and the elimination of beneficial accounting treatment previously given to stock options.  We may also continue to grant stock options, restricted stock, bonus stock, or stock appreciation rights from time to time throughout the employment of our named executive officers.

In 2010, Mr. Matyczynski was granted an option to purchase 35,100 shares of our Class A Stock.  The option is subject to vesting in annual installments of 17,550 shares each on the first and second anniversaries of the grant date.  No other grants of stock options were made to any other named executive officers in 2010.

As a bonus for his services in 2010, we awarded Mr. Cotter 174,825 shares of Class A Stock on December 31, 2010.  The fair market value of this stock grant was $750,000 as of the date that the bonus was set by our Compensation Committee on April 7, 2010.  On the date that the Board of Directors approved this award, May 13, 2010, the market value of these shares was $682,000.  This award of bonus stock was made subject to Mr. Cotter remaining in our Company’s employ as of December 31, 2010.  Mr. Cotter is restricted from trading or selling the stock subject to this award for a period of five years from December 31, 2010.  No other bonus stock was awarded to any other named executive officer in 2010.

Ownership Guidelines

We have no requirement that each named executive officer maintain any specific ownership interest in our Company.

Awards of stock-based compensation are determined based primarily on negotiations with our named executive officers at the time of their hire or thereafter, and vary among the named executive officers based on their positions within our Company.  Newly hired executive officers who are to receive stock options or restricted stock are awarded such options or restricted stock at their hire date.

It is generally our policy to award stock options and restricted stock at the closing price of our common stock as reported on the NASDAQ Capital Market on the date the award is approved by our Compensation Committee or our Board of Directors, or on the date of hire, if the stock is granted as a recruitment incentive.  When stock is granted as bonus compensation for a particular transaction, we sometimes value the stock based on the market price on a date calculated from the closing date of the relevant transaction.  In some instances, we value restricted stock on another date that is set by our Compensation Committee or our Board of Directors.  In some circumstances, we may grant options to a named executive officer at an exercise price in excess of the closing price of our common stock on the award date.  We have never granted options with an exercise price that is less than the fair market value of our common stock on the award or hire date.

Most stock options that we grant are subject to vesting at a rate of 25% to 50% per year and have a five-year or ten-year option term.  Vesting and exercise rights generally cease upon termination of employment, except in the case of fully vested options, which may be exercised within 90 days of the termination date (or any such other period as may be prescribed by the Compensation Committee).  Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Restricted stock awarded by us generally is subject to forfeiture unless the recipient remains in our employ for a specified period of time, typically one to two years.  The holder of the restricted stock is entitled to all rights of a stockholder immediately upon issuance of the restricted stock and so long as the restricted stock has not been forfeited.

Compensation of Chief Executive Officer

As discussed above, the Compensation Committee determined that Mr. Cotter’s total direct compensation, consisting of annual base salary, cash bonus most recently paid, and annualized expected value of long-term incentive compensation, generally should be competitive with the 66th percentile of such compensation for chief executive officers of the selected peer group.  Changes in pension value and nonqualified deferred compensation earnings from Mr. Cotter’s supplemental executive retirement plan are not included in this analysis.  Towers Watson’s assessment in 2010 showed that, based on predicted pay levels using a regression analysis to adjust pay data based on estimated annual revenues of $217 million, the 66th percentile consisted of an annual base salary of $600,000, a cash bonus of $724,000, and long-term incentives of $747,000, for total direct annual compensation of $1,890,000.  The Compensation Committee approved maximum total direct compensation for Mr. Cotter of $1,750,000 for 2010, which is about 7.4% below the 66th percentile among the peer group used by the Compensation Committee.  Mr. Cotter ultimately earned $1,550,000 in total direct compensation for 2010.

The Compensation Committee sets the criteria for Mr. Cotter’s annual discretionary bonus in consultation with our Chief Financial Officer, Mr. Matyczynski.  The criteria are based on specific business objectives of our Company for the ensuing year.  The Compensation Committee also assigns a target value to each of those criteria, which together add up to the maximum possible bonus amount, or more.  The specific bonus criteria for 2010 and the Compensation Committee’s determinations are described above under “Discretionary Cash Bonuses.”

For 2010, Mr. Cotter received 174,825 shares of Class A Stock as a stock bonus.  The details of this grant and its restrictions are described above under “Stock-Based Awards.”

Severance and Change-of-Control Arrangements

We have severance arrangements with some of our named executive officers other than Mr. Cotter.  The main purpose of these agreements is to protect the Company from business risks such as competition for the executives’ service, loss of confidentiality or trade secrets, and solicitation of our other employees, and to define our right to terminate the employment relationship.  The employment agreements also protect the executive from termination without “cause.”  Each arrangement was individually negotiated, so there are some variations in the terms among executive officers.  Generally speaking, however, the arrangements provide for termination and severance benefits that the Compensation Committee believes are consistent with industry practices for similarly situated executives.  The Compensation Committee believes that the termination and severance benefits help the Company retain the named executive officers by providing them with a competitive employment arrangement and protection against unknowns such as termination without “cause” that go along with the position.  We currently have no agreements that provide for payments to our named executive officers upon a change in control of our Company, except that we generally make awards of stock options and restricted stock subject to vesting, in full, upon a change of control.

Information regarding applicable severance payments under agreements for the named executive officers is provided under the heading “Payments Upon Termination or Change in Control,” below.

Retirement and Other Benefits

Reading International, Inc. 401(k) Plan

We provide all of our employees, including Mr. Cotter and our other named executive officers, a retirement savings plan qualified under Internal Revenue Code section 401(k).  To be eligible to participate, employees must have completed four months of employment, and must be over 21 years of age.  Employees choosing to participate can make contributions to their plan account on a pre-tax basis up to the maximum annual amount permitted by IRS rulings.  The Company usually matches employee contributions dollar-for-dollar up to 3% of employee wages, then 50 cents per dollar between 3% and 5% of employee wages.

Supplemental Executive Retirement Plan

In March 2007, our Board of Directors approved a Supplemental Executive Retirement Plan (“SERP”) pursuant to which we agreed to provide Mr. Cotter supplemental retirement benefits to reward him for his more than 15 years of service to our Company and its predecessors.  Under the SERP, following his separation from our Company, Mr. Cotter will be entitled to receive from our Company for the remainder of his life (with a guaranteed minimum of 180 monthly payments) a monthly payment of the greater of (i) 40% of his average monthly base salary and cash bonuses over the highest consecutive 36-month period of earnings prior to Mr. Cotter’s separation from service with us or (ii) $25,000.  The beneficiaries under the SERP may be designated by Mr. Cotter or by his beneficiary following his or his beneficiary’s death.  The benefits under the SERP are fully vested.

The SERP currently is unfunded and, as such, the SERP benefits are unsecured, general obligations of our Company.  We may choose in the future to establish one or more grantor trusts from which to pay the SERP benefits.  The SERP is administered by the Compensation Committee.

Other Retirement Plans

Mr. Hunter has an unfunded pension benefit that was partially vested and will vest further, assuming he remains in our continuous employ, as of the following dates:

February 12	Amount
2011	$400,000
2015	$800,000
2017	$1,000,000
2020	$2,000,000

The greatest vested amount above is to be paid to Mr. Hunter in a lump sum on the date he ceases to be employed by our Company.

We currently maintain no other retirement plan for our named executive officers or other employees.

Perquisites and Other Personal Benefits

We offer a number of other benefits to the named executive officers pursuant to benefits programs that provide for broad-based employee participation.  The named executive officers are eligible to participate on the same basis as other U.S. employees in these benefits programs, which include:

•	medical, dental and vision insurance;

•	long-term and short-term disability insurance;

•	life and accidental death and dismemberment insurance;

•	health and dependent care flexible spending accounts; and

•	certain other benefits.

In addition, we provide Mr. Cotter with perquisites and other personal benefits, including a car and use of a condominium owned by the Company.  Some of our other named executive officers also receive allowances for automobiles.  We periodically review the levels of perquisites and other personal benefits provided to our named executive officers, but no significant changes to the personal benefits were made during 2010, and we do not expect any such changes in the foreseeable future.  Any perquisites and other personal benefits to Mr. Cotter not shared by our other named executive officers are reviewed and approved by our Audit and Conflicts Committee as related-person transactions.

The aggregate incremental cost to the Company of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2010 are included in the column “All Other Compensation” of the “Summary Compensation Table,” below.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Subject to an exception for “performance-based compensation,” Section 162(m) of the Internal Revenue Code generally prohibits publicly held corporations from deducting for federal income tax purposes annual compensation paid to any senior executive officer to the extent that such annual compensation exceeds $1,000,000.  The Compensation Committee and our Board of Directors consider the limits on deductibility under Section 162(m) in establishing executive compensation, but retain the discretion to authorize the payment of compensation that exceeds the limit on deductibility under this Section as in the case of Mr. Cotter.

Nonqualified Deferred Compensation

We believe we are operating, where applicable, in compliance with the tax rules applicable to nonqualified deferred compensation arrangements.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of Statement of Accounting Standards No. 123(R).  Our decision to award restricted stock to Mr. Cotter and other named executive officers from time to time was based in part upon the change in accounting treatment for stock options.  Accounting treatment otherwise has had no significant effect on our compensation decisions.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 401(b) of Regulation S-K and, based on such review and discussions, has recommended to our Board of Directors that the foregoing “Compensation Discussion and Analysis” be included in this Proxy Statement.

Respectfully submitted,
Alfred Villaseñor, Chairman William D. Gould Gerard P. Laheney

Summary Compensation Table

The following table presents summary information concerning all compensation payable to our named executive officers for services rendered in all capacities during the past three completed fiscal years:

	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
James J. Cotter	2010	500,000	300,000	682,000	(1)	--	391,000	32,000	(2)	1,973,000
Chairman of the Board	2009	500,000	500,000	675,000		88,000	865,000	35,000	(2)	2,663,000
and Chief Executive Officer	2008	400,000	500,000	800,000	(3)	265,000	122,000	35,000	(2)	2,122,000

Andrzej Matyczynski (4)(5)	2010	300,000	50,000	--		11,000	--	18,000		379,000
Chief Financial Officer	2009	300,000	--	--		--	--	30,000		330,000
and Treasurer	2008	276,000	--	80,000		--	--	21,000		377,000

John Hunter (4)(5)	2010	400,000	50,000	--		--	--	--		450,000
Chief Operating Officer	2009	350,000	--	--		--	--	10,000		360,000
	2008	400,000	--	80,000		--	--	9,000		489,000

Robert F. Smerling (4)	2010	350,000	25,000	--		--	--	18,000		393,000
President – Domestic	2009	350,000	25,000	--		39,000	--	18,000		432,000
Cinema Operations	2008	350,000	30,000	--		116,000	--	18,000		514,000

Wayne Smith (4)	2010	280,000	46,000	--		33,000	--	36,000		395,000
Managing Director –	2009	216,000	40,000	--		11,000	--	37,000		304,000
Australia and New Zealand	2008	225,000	38,000	--		--	--	48,000		311,000

(1)
Our Compensation Committee recommended a grant of 174,825 shares of Class A Stock as a stock-based bonus to Mr. Cotter on April 7, 2010, which shares had a market value of $750,000 on that date.  The value shown is the market value of these shares on May 13, 2010, the date our Board of Directors approved this award.  This valuation does not reflect the fact that the shares are restricted and cannot be sold for five years.

(2)
We own a condominium in a high-rise building located in West Hollywood, California, which is used as an executive meeting place and office.  “All Other Compensation” includes our matching contributions under our 401(k) plan, the value to Mr. Cotter of his personal use of our condominium, a Company automobile, and club dues.

(3)	Stock awards include some awarded in prior periods that vested in the period shown.

(4)
"All Other Compensation” represents our employer’s matching contributions under our 401(k) plan for U.S.-based employees, superannuation contributions for our Australia-based employee, and car allowances to the executives.

(5)
In August 2008, we granted Mr. Hunter and Mr. Matyczynski the option to receive either $40,000 of cash or $80,000 of Class A shares valued at $9.45 per share bonus compensation relating to our completion of the acquisition of cinemas in California and Hawaii.  The value of these shares is based on the market price on March 24, 2008, which was 30 days after the closing date of the transaction.  Additionally, we granted Mr. Matyczynski the option to receive either $25,000 of cash or $50,000 of Class A shares valued at $8.34 per share as a bonus for completing our trust preferred securities transaction.  The value of these shares is based on the market price on March 7, 2007, which was 30 days after the closing date of the transaction.  In each case, they chose to receive the Class A shares in lieu of cash.

Grants of Plan-Based Awards

The following table contains information concerning the stock grants made to our named executive officers for the year ended December 31, 2010:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards
James J. Cotter	5/13/2010	174,825	(1)	$682,000

(1)
Our Compensation Committee recommended a grant of 174,825 shares of Class A Stock as a stock-based bonus to Mr. Cotter on April 7, 2010, which shares had a market value of $750,000 on that date.  Our Board of Directors approved this award on May 13, 2010.  The grant was effective December 31, 2010, the date Mr. Cotter satisfied all conditions to the vesting of such grant.  The corresponding dollar value shown is the market value of these shares on May 13, 2010.  This valuation does not reflect the fact that these shares are restricted and cannot be sold for five years.

Outstanding Equity Awards

The following table contains information concerning the outstanding option and stock awards of our named executive officers as of December 31, 2010:

	Option Awards					Stock Awards
	Class	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested ($)
James J. Cotter	B	100,000	--	$10.24	5/8/2017	--	--
Andrzej Matyczynski	A	35,000	--	$3.80	7/1/2012	--	--
	A	--	35,100	$5.13	9/14/2020	--	--
Robert F. Smerling	A	43,750	--	$10.24	5/8/2017	--	--
Wayne D. Smith	A	16,666	33,334	$4.01	9/8/2019	--	--

Option Exercises and Stock Vested

The following table contains information for our named executive officers concerning the option awards that were exercised and stock awards that vested during the year ended December 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
James J. Cotter	--	$--	174,825	$883,000
John Hunter	--	$--	5,154	$20,000
Andrzej Matyczynski	30,000	$46,000	--	$--

Pension Benefits

The following table contains information concerning pension plans for each of the named executive officers for the year ended December 31, 2010:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James J. Cotter	SERP	4	$3,836,000	$--
John Hunter	COO Pension Plan	4	$392,000	$--

Payments Upon Termination or Change in Control

We have entered into the following termination arrangements with only the following named executive officers:

Andrzej Matyczynski.  Pursuant to his employment agreement, Mr. Matyczynski is entitled to a severance payment equal to six months’ salary in the event his employment is involuntarily terminated.

John Hunter.  Under the terms of his employment, Mr. Hunter is entitled to a severance payment equal to 50% of his annual base salary if the Company terminates his employment for any reason.

No other named executive officers have termination benefits in their employment agreements.  None of our employment agreements with our named executive officers have provisions relating to change in control.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Alfred Villaseñor, Chairman, William D. Gould, and Gerard P. Laheney.  There are no “interlocks,” as defined by the SEC, with respect to any member of our Compensation Committee.

CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS

The members of our Conflicts Committee are Eric Barr, Chairman, Edward L. Kane, and Gerard P. Laheney.  Management presents all potential related party transactions to the Conflicts Committee for review.  Our Conflicts Committee reviews whether a given related party transaction is beneficial to our Company, and approves or bars the transaction after a thorough analysis.  Only Committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed.

Sutton Hill Capital

In 2000, we entered into a transaction with Sutton Hill Capital, L.L.C. (“SHC”) pursuant to which we leased, with an option to purchase, the ground lease interest and real property improvements constituting the Village East Cinema and agreed to manage the 86th Street Cinema under a management fee arrangement.  SHC is a limited liability company that is wholly owned by Sutton Hill Associates, a general partnership that is owned in equal shares by James J. Cotter and Michael Forman.  During 2010, 2009 and 2008, we paid rent to SHC in the amount of $547,000, $487,000, and $487,000, respectively, and received management fee income of $197,000, $317,000, and $268,000, respectively.

On June 29, 2010, we extended our existing lease of the Village East Cinema for an additional 10 years, through June 30, 2020.  The extended lease gives us the option to purchase the Village East Cinema for $5.9 million at the end of the extended lease term and gives SHC the option to require us to purchase all or a portion of SHC’s interest in the Village East Cinema at any time between July 1, 2013 and December 4, 2019 based on the same $5.9 million option price.  SHC’s option may be exercised on one or more occasions in increments of not less than $100,000 each.  In 2010 we also extended our management agreement with respect to the 86th Street Cinema, amending our management fee from 6% to 4%.  We also renegotiated our outstanding debt with SHC, extending the maturity of our $9 million note until December 31, 2013 and modifying the interest rate from 8.25% per annum to a variable annual rate equal to a Five-Year Constant Maturity United States Treasury Note rate plus 575 basis points, subject to a minimum rate of 8.25% and a maximum rate of 10%.  In connection with the loan extension, we prepaid a separate $5 million loan from SHC that was due to mature on December 31, 2010.  The extension of the lease, the modification of the management agreement, and the modification of our debt to SHC was done as part of an integrated transaction approved by our Conflicts Committee.

SHC is also the holder of a 25% membership interest in Sutton Hill Properties, LLC, which owns the Cinemas 1, 2 & 3.

OBI Management Agreement

Pursuant to a Theater Management Agreement (the “Management Agreement”), our live theater operations are managed by OBI LLC (“OBI Management”), which is wholly owned by Ms. Margaret Cotter who is the daughter of James J. Cotter and a member of our Board of Directors.

The Management Agreement generally provides that we will pay OBI Management a combination of fixed fees and incentive fees tied to the cash flow received by us from our live theater properties.  The fixed fee portion of the compensation paid to OBI Management includes a base payment of $70,000 per year and, during such periods as the New York theaters are booked, certain additional fixed fees related to services provided with respect to such bookings.  Other than the $70,000 base fee, OBI Management receives no compensation with respect to a theater property at any time when it is not generating revenue for us.  We believe that this arrangement provides an incentive to OBI Management to keep the theaters booked with the best available shows, and mitigates the negative cash flow that would result from having an empty theater.  In the case of the Royal George Theatre, OBI Management also receives a percentage of rental income from non-theater tenants.  OBI Management earned $416,000 in 2010, $325,000 in 2009, and $428,000 in 2008.  In each year, we reimbursed travel related expenses for OBI Management personnel with respect to travel between New York City and Chicago in connection with the management of the Royal George complex.

OBI Management conducts its operations from our office facilities on a rent-free basis, and we share the cost of one administrative employee of OBI Management.  Other than these expenses and travel-related expenses for OBI Management personnel to travel to Chicago as referred to above, OBI Management is responsible for all of its costs and expenses related to the performance of its management functions.  The Management Agreement renews automatically each year unless either party gives at least six months’ prior notice of its determination to allow the Management Agreement to expire.  In addition, we may terminate the Management Agreement at any time for cause.

Live Theater Play Investment

The play STOMP has been playing in our Orpheum Theatre since prior to the time we acquired the theater in 2001.  Messrs. James J. Cotter and Michael Forman own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theater.

Certain Family Relationships

Mr. Cotter, our controlling stockholder, has advised the Board of Directors that he considers his holdings in our Company to be long-term investments to be passed onto his heirs.  The Directors believe that it is in the best interests of our Company and our stockholders for his heirs to become experienced in our operations and affairs.  Accordingly, all of Mr. Cotter’s children are currently involved with our Company.

Certain Miscellaneous Transactions

We have loaned Mr. Smerling $70,000 pursuant to an interest-free demand loan that antedated the effective date of the Sarbanes-Oxley prohibition on loans to directors and officers.

INDEPENDENT PUBLIC ACCOUNTANTS

Our independent public accountants, Deloitte & Touche, LLP, have audited our financial statements for the fiscal year ended December 31, 2010, and are expected to have a representative present at the Annual Meeting who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche, LLP for the audit of our financial statements, audit of internal controls related to the Sarbanes-Oxley Act, and the reviews of the financial statements included in our Forms 10 Q were approximately $790,000 and $785,000 for the years ended December 31, 2010 and 2009, respectively.

Audit-Related Fees

The aggregate fees in each of 2010 and 2009 for assurance and related services provided by Deloitte & Touche, LLP that are reasonably related to the performance of the audit or review of our financial statements and that are not reported above under the caption “Audit Fees,” above, were approximately $31,000 and $36,000, respectively.

Tax Fees

The aggregate fees in each of 2010 and 2009 for products and services for tax compliance, tax advice, and tax planning provided by Deloitte & Touche, LLP were $203,000 and $221,000, respectively.

All Other Fees

The aggregate fees for 2010 and 2009 for services provided by Deloitte & Touche, LLP other than as set forth above were $145,000 and $15,000, respectively.  These fees related generally to advice on accounting matters that were outside of the audit and audit-related services referred to above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services.  Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s attention and approved prior to the completion of the audit by our Audit Committee or any of its member(s) who has authority to give such approval.  Our Audit Committee pre-approved all services, audit and non-audit, provided or to be provided to us by Deloitte & Touche, LLP for 2009 and 2010.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is being provided with this Proxy Statement.

Stockholder Communications with Directors

It is the policy of our Board of Directors that any communications sent to the attention of any one or more of our directors in care of our executive offices will be promptly forwarded to such directors.  Such communications will not be opened or reviewed by any of our officers or employees, or by any other director, unless they are requested to do so by the addressee of any such communication.  Likewise, the content of any telephone messages left for any one or more of our directors (including call-back number, if any) will be promptly forwarded to that director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2012 Annual Meeting of Stockholders, must deliver such proposal in writing to the Secretary of the Company at the address of our Company’s principal executive offices at 500 Citadel Drive, Suite 300, Commerce, California 90040.  Unless we change the date of our annual meeting by more than 30 days from the prior year’s meeting, such written proposal must be delivered to us no later than January 5, 2012 to be considered timely.  If our 2012 Annual Meeting is not within 30 days of the anniversary of our 2011 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2012 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2012 Annual Meeting, including disclosure in an SEC filing or through a press release.  If we do not receive timely notice of a stockholder proposal, the proxies that we hold may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in our Proxy Statement for that meeting.

Our Board of Directors will consider written nominations for directors from stockholders.  Nominations for the election of directors made by our stockholders must be made by written notice delivered to our Secretary at our principal executive offices not less than 120 days prior to the first anniversary of the date that this Proxy Statement is first sent to stockholders.  Such written notice must set forth the name, age, address, and principal occupation or employment of such nominee, the number of shares of our Company’s common stock that is beneficially owned by such nominee and such other information required by the proxy rules of the SEC with respect to a nominee of the Board of Directors.

Under our governing documents and applicable Nevada law, our stockholders may also directly nominate candidate from the floor at any meeting of our stockholders held at which directors are to be elected.

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Securities Exchange Act of 1934, only one copy of the proxy materials are being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed to our Corporate Secretary by telephone at (213) 235-2240 or by mail to Corporate Secretary, Reading International, Inc., 500 Citadel Drive, Suite 300, Commerce, California 90040.

Stockholders residing at the same address and currently receiving only one copy of the proxy materials may contact the Corporate Secretary as described above to request multiple copies of the proxy materials in the future.

By Order of the Board of Directors,
James J. Cotter, Chairman
Dated:  May 4, 2011

APPENDIX A

SUMMARY OF THE 2010 STOCK INCENTIVE PLAN

General

The 2010 Plan provides for awards of incentive stock options, nonstatutory stock options, stock bonuses, rights to acquire restricted stock, and stock appreciation rights (“SARs”).  Incentive stock options granted under the 2010 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Nonstatutory stock options granted under the 2010 Plan are not intended to qualify as incentive stock options under the Code.  See “Federal Income Tax Information” for a discussion of the principal federal income tax consequences of awards under the 2010 Plan.

Purpose

Our Board of Directors adopted the 2010 Plan to provide a means by which employees, directors and consultants of Reading and our affiliates may be given an opportunity to benefit from increases in value of our Class A Stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.  All of our employees, directors and consultants are eligible to participate in the 2010 Plan.

Administration

Unless it delegates administration to a committee as described below, our Board of Directors will administer the 2010 Plan.  Subject to the provisions of the 2010 Plan, the Board of Directors has the power to construe and interpret the 2010 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.

The Board of Directors has the power to delegate administration of the 2010 Plan to a committee composed of one or more directors.  In the discretion of the Board, a committee may consist solely of two or more “Outside Directors” or two or more “Non-Employee Directors” (as such terms are defined in the 2010 Plan).  Within the scope of such authority, the Board or the committee may (1) delegate to our Chairman of the Board of Directors the authority to grant awards to eligible persons who are either (a) not then “Covered Employees” (as such term is defined in the 2010 Plan) and are not expected to be Covered Employees at the time of recognition of income resulting from such stock award or (b) not persons with respect to whom Reading wishes to comply with Section 162(m) of the Code or (2) delegate to the Chairman of the Board of Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934.

Our Board of Directors has delegated administration of the 2010 Plan to the Compensation and Stock Options Committee of our Board of Directors, and has delegated to our Chairman the authority to grant awards to those who do not fall under the exceptions listed in the previous paragraph.  As used in this section with respect to the 2010 Plan, references to the “Board” include the Compensation Committee or any other committee to which our Board of Directors has delegated administration of the 2010 Plan.

Stock Subject to the 2010 Plan

Subject to the provisions of subsection 11(a) of the 2010 Plan relating to adjustments upon changes in our common stock, an aggregate of 1,250,000 shares of Class A Stock were originally reserved for issuance under the 2010 Plan.  As of the date of this Proxy Statement, there are 952,575 shares of our Class A Stock available for issuance in connection with future awards granted under the 2010 Plan.  If the Amendment is approved at the Annual Meeting, an additional 200,000 shares of our Class B Stock will reserved for issuance under the 2010 Plan.

If awards granted under the 2010 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2010 Plan. If shares of common stock issued pursuant to awards under the 2010 Plan are forfeited to or repurchased by us, the forfeited or repurchased shares will again become available for issuance under the 2010 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an award, or because the award is exercised through a reduction of shares subject to the award (“net exercised”), the undelivered shares will no longer be available for issuance under the 2010 Plan.  If the exercise price of any award is satisfied by the tender of shares of common stock to us, the shares tendered will not be available for issuance under the 2010 Plan.

Eligibility

Incentive stock options may be granted under the 2010 Plan only to employees of Reading and its affiliates.  Employees, directors and consultants of Reading and its affiliates are eligible to receive all other types of awards under the 2010 Plan.

No incentive stock option may be granted under the 2010 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Reading or any affiliate of Reading, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.  In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any option holder during any calendar year (under the 2010 Plan and any other such plans of Reading and its affiliates) may not exceed $100,000.

No employee may be granted options under the 2010 Plan exercisable for more than 1,000,000 shares of common stock during any twelve-month period, which we refer to as the Section 162(m) limitation.

Terms of Options

Options may be granted under the 2010 Plan pursuant to stock option agreements.  The following is a description of the permissible terms of options under the 2010 Plan.  Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value.  The exercise price of nonstatutory options may not be less than the fair market value of the common stock on the date of grant.

The exercise price of options granted under the 2010 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board or (v) in any other form of legal consideration acceptable to the Board.

Vesting

Options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board.  Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Reading to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Reading common stock or by a combination of these means.

Term

The maximum term of options under the 2010 Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years.  Options awarded under the 2010 Plan generally will terminate three months after termination of the participant’s service unless: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death.  Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution.  During the lifetime of the participant, only the participant may exercise an incentive stock option.  The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement.

Terms of Stock Bonus Awards, Restricted Stock Awards, and SARs

Stock bonus awards may be granted under the 2010 Plan pursuant to stock bonus agreements.  Restricted stock awards may be granted under the 2010 Plan pursuant to restricted stock purchase agreements.  SARs may be granted under the 2010 Plan pursuant to stock appreciation right agreements.

Payment

Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than the par value, if any, of the common stock on the date such award is made or at the time the purchase is consummated.  Our Board may award stock bonuses in consideration of past services without a purchase payment.  The purchase price of SARs must be at a “strike price” of not less than the fair market value of our common stock on the date the SAR is awarded.

The purchase price of common stock acquired pursuant to a restricted stock purchase agreement or SARs under the 2010 Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board, provided that payment of the par value of restricted common stock may not be made by deferred payment.

Vesting

Shares of common stock awarded under the stock bonus agreement may, but need not, be subject to a repurchase option in favor of Reading in accordance with a vesting schedule as determined by the Board.  Unless the stock bonus agreement provides otherwise, all shares subject to the agreement will become fully vested upon the occurrence of a “Corporate Transaction” (as such term is defined in the 2010 Plan) pursuant to subsection 11(c) of the 2010 Plan.

Shares of common stock acquired under a restricted stock purchase agreement may, but need not, be subject to forfeiture to Reading or be subject to other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board.  SARs may be subject to vesting at the discretion of the Board.

Termination of Service

Upon termination of a participant’s service, Reading may reacquire any shares of common stock that have not vested as of such termination under the terms of the stock bonus agreement.  Reading will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

Upon termination of a participant’s service, any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of a restricted stock purchase agreement will be forfeited to Reading in accordance with the restricted stock purchase agreement.

Upon termination of a participant’s service, any SARs that have not vested as of the date of termination will be forfeited, and the participant must exercise any vested SARs within three months of the termination date.

Restrictions on Transfer

Rights under a stock bonus agreement or restricted stock purchase agreement may not be transferred, except where such transfer is expressly authorized by the terms of the applicable stock bonus agreement or restricted stock purchase agreement.

Adjustment Provisions

If any change is made to the outstanding shares of common stock without Reading’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made in the class and maximum number of shares of common stock subject to the 2010 Plan and outstanding awards.  In that event, the 2010 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2010 Plan and the Section 162(m) limitation, and outstanding awards will be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a sale, lease or other disposition of all or substantially all of Reading’s capital stock or assets, (ii) a merger or consolidation of Reading in which Reading is not the surviving corporation or (iii) a reverse merger in which Reading is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may assume awards outstanding under the 2010 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

The 2010 Plan provides that, in the event of a dissolution or liquidation of Reading, all outstanding awards under the 2010 Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to Reading’s repurchase option or to forfeiture may be repurchased by Reading or forfeited, notwithstanding whether the holder of such stock is still providing services to Reading.

Duration, Amendment and Termination

The Board may suspend or terminate the 2010 Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the 2010 Plan will terminate on March 10, 2020.

The Board may also amend the 2010 Plan at any time, and from time to time.  However, except as provided in Section 11 of the 2010 Plan relating to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any securities exchange listing requirements.  Our Board may submit any other amendment to the 2010 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to the participant and us with respect to participation in the 2010 Plan.  This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option.  Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise.  A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise.  If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount.  If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses

Nonstatutory stock options, restricted stock purchase awards, and stock bonuses granted under the 2010 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant.  Upon acquisition of the stock, the participant will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price.  However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the participant elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock.  If such election is not made, the participant generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date.  On that date, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin.  If a participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.  If stock underlying an award does not vest and is forfeited, the award recipient recognizes no loss for income tax purposes.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock.  Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Bonus Awards

Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares.  We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

If the shares issued upon the grant of a stock bonus award are unvested and subject to reacquisition or repurchase by Reading in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Reading’s reacquisition or repurchase right lapses, in an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for such shares.  If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock.  Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a “Covered Employee” in a taxable year to the extent that compensation to such Covered Employee exceeds $1,000,000.  It is possible that compensation attributable to awards under the 2010 Plan, when combined with all other types of compensation received by a Covered Employee from Reading, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising “Outside Directors” and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.  The 2010 Plan is designed to allow us to comply with this exception from the deduction limitation under Section 162(m) for stock options issuable under the 2010 Plan.

Awards to purchase restricted stock and stock bonus awards under the 2010 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

The entire text of the 2010 Plan, showing proposed amendments, is set forth below.

READING INTERNATIONAL, INC.

2010 STOCK INCENTIVE PLAN

1.	PURPOSE.

(a)	The purpose of the Plan is to provide to eligible recipients an opportunity to benefit from increases in value of the Common Stock through Stock Awards.

(b)
The Company, by means of the Plan, seeks to attract and retain the services of persons eligible to receive Stock Awards, to bind the interests of eligible recipients more closely to the Company’s own interests by offering them opportunities to acquire Common Stock and/or cash and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses.

(c)	The persons eligible to receive Stock Awards are the Directors, Employees and Consultants of the Company and of its Affiliates.

2.	DEFINITIONS.

(a)
“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e)	“Common Stock” means the Class A Non-voting Common Stock, $0.01 par value per share (“Class A Stock”), and the Class B Voting Common Stock, $0.01 par value per share (“Class B Stock”), of the Company.
(f)	“Company” means Reading International, Inc., a Nevada corporation.

(g)
“Consultant” means any individual engaged by the Company or by an Affiliate to render consulting or advisory services, and who is compensated for such services, or who is a member of the Board of Directors of an Affiliate.  For clarity, the term “Consultant” shall not include a Director who is not compensated by the Company other than by way of fees and other compensation for his or her service as a Director.

(h)
“Corporate Transaction” means (i) a sale, lease or other disposition of all or substantially all of the capital stock or assets of the Company, (ii) a merger or consolidation of the Company, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

(i)
“Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)	“Director” means a member of the Board of Directors of the Company.

(k)	“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l)	“Employee” means any “employee” of the Company or of an Affiliate within the meaning of the Code.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” means the value of the Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange, including the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii)	In the absence of such listing of the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o)	“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)	“Non-Employee Director” means a Director who is considered a “non-employee director” within the meaning of Rule 16b-3.

(q)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)	“Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)	“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t)
“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u)	“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)	“Outside Director” means a Director who is considered an “outside director” within the meaning of Section 162(m) of the Code.

(w)	“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)	“Plan” means this Reading International, Inc. 2010 Stock Incentive Plan as originally adopted by the Board on March 11, 2010, and as it may be amended from time to time.

(y)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a right to acquire restricted stock and a stock appreciation right.

(bb)
“Service” means a Participant’s service with the Company or with an Affiliate, whether as a Director, Employee or Consultant.  For purposes of the Plan, a Participant’s Service shall not be deemed to have terminated solely because of a change in the capacity in which the Participant renders services to the Company or an Affiliate or a change in the entity for which the Participant renders such Service.  By way of example, a change in status from an Employee of the Company to a Consultant or a Director, by itself, will not constitute a termination of Service.  The Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether a Participant’s Service shall be considered interrupted in the case of the Participant’s leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(cc)
“Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd)
“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate.

3.	ADMINISTRATION.

(a)	Administration by Board. The Board shall administer the Plan unless and to the extent the Board delegates administration to a Committee as provided in subsection 3(c).

(b)	Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)
To determine from time to time who, among the persons eligible under the Plan, shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the number of shares of Common Stock with respect to which a Stock Award shall be granted; and the other terms and provisions of each Stock Award granted (which need not be identical).

(ii)
To reprice any outstanding Stock Awards under the Plan, cancel and re-grant any outstanding Stock Awards under the Plan and effect any other action that is treated as a repricing for financial accounting purposes.

(iii)
To construe and interpret the Plan and all Stock Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)	To amend the Plan or a Stock Award as provided in Section 12.

(v)	To terminate or suspend the Plan as provided in Section 13.

(vi)	Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)	Delegation to Committee.

(i)
General.  The Board may delegate administration of the Plan to a Committee of one or more Directors, and the term “Committee” shall apply to any Director or Directors to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, all of the powers theretofore possessed by the Board, including the power to delegate nondiscretionary administrative duties to such employees of the Company as the Committee deems proper (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and restore to the Board the administration of the Plan.

(ii)
Committee Composition.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors or two or more Non-Employee Directors.  Within the scope of the Committee’s delegated authority, the Committee may delegate to the Chairman of the Board the authority to grant Stock Awards to eligible persons who are not (a) then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) persons who are then subject to Section 16 of the Exchange Act.

(d)
Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a)
Share Reserve.  Subject to the provisions of subsection 11(a) relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 1,250,000 shares of ~~Common Stock~~ Class A Stock and 200,000 shares of Class B Stock.  Subject to subsection 4(b), the number of shares available for issuance under the Plan shall be reduced by (i) one share for each share of Common Stock issued pursuant to a Stock Award granted under Section 6 or Section 7 and (ii) one share for each Common Stock equivalent subject to a stock appreciation right granted under subsection 7(c).  Each Stock Award shall be denominated in either Class A Stock or Class B Stock as the Board shall determine at the time of grant.

(b)	Reversion of Shares to the Share Reserve.

(i)
Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or paid in full or (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.

(ii)
Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., a “net exercise”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan.  If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or a SAR, or the issuance of shares under a stock bonus award or restricted stock award, the number of shares that are not delivered to the Participant shall no longer be available for subsequent issuance under the Plan.

(c)	Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or treasury shares.

5.	ELIGIBILITY.

(a)	Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)
Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)
Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than 1,000,000 shares of Common Stock during any twelve-month period.

(d)
Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

(a)
General. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through inclusion or incorporation by reference in the Option or otherwise) the substance of each of the following provisions:

(i)	Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten years from the date it was granted.

(ii)
Exercise Price of an Incentive Stock Option.  Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii)
Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iv)
Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock; (2) according to a deferred payment or other similar arrangement with the Optionholder; (3) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; (4) by means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board; or (5) in any other form of legal consideration that may be acceptable to the Board.  Payment of the Common Stock’s par value, if any, shall not be made by deferred payment.  In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(v)
Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vi)
Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement.  If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vii)
Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this subsection 6(a)(vii) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(viii)
Termination of Service.  In the event an Optionholder’s Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Optionholder’s Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(ix)
Extension of Termination Date.  An Optionholder’s Option Agreement may provide that, if the exercise of the Option following the termination of the Optionholder’s Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Service during which the exercise of the Option would not be in violation of such registration requirements.

(x)
Disability of Optionholder.  In the event that an Optionholder’s Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(xi)
Death of Optionholder.  In the event (i) an Optionholder’s Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(a)(v) or 6(a)(vi), but only within the period ending on the earlier of (1) the date twelve months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)
Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)	Consideration. A stock bonus may be awarded in consideration for past services actually rendered to or for the benefit of the Company or an Affiliate.

(ii)
Vesting Generally.  Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.  Notwithstanding the foregoing, unless the stock bonus agreement otherwise provides, all shares subject to the agreement shall become fully vested upon the occurrence of a Corporate Transaction.

(iii)
Termination of Service.  In the event a Participant’s Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.  The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

(iv)
Transferability.  Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)
Restricted Stock Awards.  Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through inclusion or incorporation by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)
Purchase Price.  The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.  The purchase price shall not be less than the par value, if any, of the Common Stock on the date such award is made or at the time the purchase is consummated.

(ii)
Consideration.  The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that payment of the Common Stock’s par value, if any, shall not be made by deferred payment.

(iii)
Vesting Generally.  Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board.

(iv)
Termination of Participant’s Service. In the event a Participant’s Service terminates, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement shall be forfeited to the Company in accordance with the restricted stock purchase agreement.

(v)
Transferability.  Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(c)
Stock Appreciation Rights. Each stock appreciation right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of stock appreciation right agreements may be changed from time to time, and the terms and conditions of separate stock appreciation right agreements need not be identical; provided, however, that each stock appreciation right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)
Strike Price and Calculation of Appreciation.  Each stock appreciation right will be denominated in shares of Common Stock equivalents.  The appreciation distribution payable on the exercise of a stock appreciation right will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of the exercise of the stock appreciation right of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such stock appreciation right and with respect to which the Participant is exercising the stock appreciation right on such date over (ii) an amount (the “strike price”) that will be determined by the Board at the time of grant of the stock appreciation right; provided, however, that the strike price of a stock appreciation right granted to a Director or Employee shall be not less than the Fair Market Value of the Common Stock equivalents subject to the stock appreciation right on the date the stock appreciation right is granted.

(ii)
Vesting.  At the time of the grant of a stock appreciation right, the Board may impose such restrictions or conditions to vesting of such stock appreciation right as it, in its sole discretion, deems appropriate.

(iii)
Exercise.  To exercise any outstanding stock appreciation right, the Participant must provide written notice to exercise to the Company in compliance with the provisions of the stock appreciation right agreement evidencing such stock appreciation right.

(iv)
Payment.  The appreciation distribution in respect to a stock appreciation right may be paid in shares of Common Stock, in cash, in any combination of shares of Common Stock and cash, or in any other form of consideration, as determined by the Board and contained in the stock appreciation right agreement evidencing such stock appreciation right.

(v)
Termination of Service.  In the event that a Participant’s Service terminates, the Participant may exercise his or her stock appreciation right (to the extent that the Participant was entitled to exercise such stock appreciation right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Service (or such longer or shorter period specified in the stock appreciation right agreement), or (ii) the expiration of the term of the stock appreciation right as set forth in the stock appreciation right agreement.  If, after termination, the Participant does not exercise his or her stock appreciation right within the time specified herein or in the stock appreciation right agreement (as applicable), the stock appreciation right shall terminate.

8.	COVENANTS OF THE COMPANY.

(a)	Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)
Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a)
Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)
Stockholder Rights.  No Participant shall be deemed to have dividend rights or other rights as a stockholder with respect to any shares of Common Stock subject to an Option or stock appreciation right unless and until such Participant has properly exercised the Option or stock appreciation right.  A Participant will have all of the rights of a stockholder as to any stock bonuses and shares of Common Stock acquired under a restricted stock purchase agreement as of the date of such Stock Awards, whether or not then vested, except as otherwise provided in the Stock Award Agreement, and unless and until the stock bonus or restricted stock is forfeited to the Company in accordance with applicable vesting requirements, if any.

(c)
No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)
Incentive Stock Option Dollar Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)
Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)
Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a Fair Market Value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a)
Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class and number of shares and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  For clarity, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b)
Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event, and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture under subsections 7(a)(iii) and 7(b)(iii) may be repurchased by the Company or forfeited notwithstanding the fact that the holder of such stock is still in Service.

(c)
Corporate Transaction.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan.  Unless the Stock Award Agreement otherwise provides, in the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then the Stock Awards shall terminate if not exercised at or prior to such event.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)
Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any securities exchange listing requirements.

(b)
Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)
Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(d)	No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents thereto in writing.

(e)
Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the Participant consents thereto in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)
Plan Term.  Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth anniversary of the date the Plan is adopted by the Board.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)
No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval of the stockholders of the Company, provided that such approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options (but not award bonus stock, restricted stock, or stock appreciation rights) pursuant to the Plan prior to stockholder approval if the exercise of such Options by its terms is contingent upon stockholder approval of the Plan as provided above.

15.	CHOICE OF LAW.

The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to the choice of law rules.

PROXY CARD

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 19, 2011.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/RDI
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals

1.	Election of Directors – The Board of Directors recommends a vote FOR all the nominees listed.
Nominees:	For	Against	Withhold		For	Against	Withhold		For	Against	Withhold
01 - James J. Cotter	☐	☐	☐	02 - Eric Barr	☐	☐	☐	03 - James J. Cotter, Jr.	☐	☐	☐
04 - Margaret Cotter	☐	☐	☐	05 - William D. Gould	☐	☐	☐	06 - Edward L. Kane	☐	☐	☐
07 - Gerard P. Laheney	☐	☐	☐	08 - Alfred Villaseñor	☐	☐	☐

2.	Approval of the amendment to the 2010 Stock Incentive Plan – The Board of Directors recommends a vote FOR approval of the amendment to the 2010 Stock Incentive Plan.
For	Against	Abstain
☐	☐	☐

3.	Advisory vote on executive officer compensation – The Board of Directors recommends a vote FOR approval of the advisory and non-binding vote on the Company’s named executive officer compensation.
For	Against	Abstain
☐	☐	☐

4.	Advisory vote on the frequency of advisory votes on executive compensation – The Board of Directors recommends a vote FOR stockholder advisory votes on executive compensation every THREE YEARS.
3 Yrs	2 Yrs	1 Yr	Abstain
☐	☐	☐	☐

5.
Other Business.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at and with respect to any and all adjournments or postponements thereof.  The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

B.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please date this proxy card and sign above exactly as your name appears on this card.  Joint owners should each sign personally.  Corporate proxies should be signed by an authorized officer.  Executors, administrators, trustees, etc., should give their full titles.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.

Proxy - READING INTERNATIONAL, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD MAY 19, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James J. Cotter and Andrzej Matyczynski, and each of them, the attorneys, agents, and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Reading International, Inc. to be held at Montage Beverly Hills, 225 North Canon Drive, Beverly Hills, California, on Thursday, May 19, 2011 at 11:00 a.m., local time, and at and with respect to any and all adjournments or postponements thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting.  The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED PRIOR TO THE ANNUAL MEETING, WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2 AND 3, FOR “EVERY THREE YEARS” AS TO PROPOSAL 4, AND IN THE PROXY HOLDERS’ DISCRETION AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE SIGN AND DATE ON REVERSE SIDE

C.	Non-Voting Items
Change of Address – Please print new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.